Exhibit 5

                                [FDX letterhead]

                                            May 5, 1999

FDX Corporation
6075 Poplar Avenue
Memphis, Tennessee 38119

Ladies and Gentlemen:

     I am Corporate Vice President and Corporate Counsel of FDX Corporation (the "Company") and have acted as such in connection with the preparation and filing of a Registration Statement on Form S-3, as amended (the "Registration Statement") and the two prospectuses contained therein (collectively, the "Prospectuses") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to:

     (i) Debt Securities, to be issued in one or more series in an aggregate principal amount of up to $1 billion pursuant to a Trust Indenture (the "Trust Indenture") to be entered into between the Company and The First National Bank of Chicago, as Trustee; or

     (ii) Common Stock of the Company, to be issued in an aggregate amount of up to $1 billion.

     In connection with the opinions expressed below, I or attorneys under my supervision have examined originals, or copies certified to my satisfaction, of such agreements, documents, certificates and statements of government officials and other papers as we have deemed necessary or advisable as a basis for such opinions. In such examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies. I or attorneys under my supervision have also examined the form of Trust Indenture filed with the Securities and Exchange Commission.

     Based upon the foregoing, it is my opinion that:

     1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and is duly authorized to carry on the business in which it is engaged.
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     2. The execution and delivery by the Company of the Trust Indenture has been duly authorized by the Company.

     3. Subject to (i) the determination of the terms of the Debt Securities in accordance with the Trust Indenture, (ii) the issuance, sale, authentication and delivery of the Debt Securities as contemplated by the Trust Indenture and the underwriting agreement for debt securities in substantially the form filed as Exhibit 1(a) to the Registration Statement, and (iii) the Registration Statement being declared effective, the Debt Securities, when issued and sold, will be legally issued and the valid and binding obligations of the Company enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principals relating to or limiting creditors rights generally.

     4. The Common Stock will be legally issued, fully paid and non-assessable when issued and sold and paid for on the terms contemplated by the underwriting agreement for Common Stock in substantially the forms filed as Exhibit 1(b) to the Registration Statement.

     I do not find it necessary for purposes of this opinion and, accordingly, do not purport to cover herein the application of the "Blue Sky" or securities laws of the various states to the sales of the Debt Securities or the Common Stock.

     I am qualified to practice law in the State of Tennessee and I do not purport to be an expert on, or to express any opinion herein concerning, any laws other than the laws of the State of Tennessee, the corporate laws of the State of Delaware and the federal laws of the United States.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Legal Matters" in the Prospectuses and in any subsequently filed Prospectus Supplements. In giving such consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

                                                Sincerely,

                                                FDX CORPORATION


                                                /s/ George W. Hearn
                                                -------------------------------
                                                George W. Hearn
                                                Corporate Vice President and
                                                  Corporate Counsel